UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into A Material Definitive Agreement
Item 3.02                 Unregistered Sales of Equity Securities

On March 10, 2010, Solar Energy Initiatives, Inc. (the “Company”) completed a private equity offering (the “Offering”) of units (the “Units”) pursuant to securities purchase agreements (the “Purchase Agreements”) by and between the Company and various accredited investors.  Pursuant to the Offering, on March 10, 2010, the Company issued a total of 3,055,558 shares of common stock, $0.001 par value per share (the “Shares”) and warrants to purchase 3,055,558 shares of common stock (the “Warrants”) at an exercise price of $0.25 per share.  The total gross proceeds the Company received from this Offering on March 19, 2010 was $550,000.

In addition, on March 18, 2010, the Company issued a total of 277,778 Shares and Warrants to purchase 277,778 shares of common stock.  The total gross proceeds the Company received from this Offering on March 18, 2010 was $50,000.

The Warrants are exercisable on a cash or cashless basis for three years.   The investors received, among other rights, full ratchet anti-dilution rights for lower priced issuances of securities.  The Shares and the Warrants were issued in accordance with Rule 506 under Regulation D and, as a result, may only be resold in accordance with Rule 144, which provides a minimum holding period of six months.

In addition, the Company compensated Sandgrain Securities Inc., as placement agent (the “Placement Agent”), for assisting in the sale of Units by paying them commissions in the aggregate amount of $62,000 and issuing the Placement Agent 266,667 Shares and Warrants to purchase 2,66,667 shares of the Company’s common stock.

The securities were offered and sold in connection with this Offering in reliance upon Section 4(2) of the Securities Act of 1933 or Regulation D promulgated thereunder. Each investor represented that they were acquiring the securities for investment only and not with a view toward resale or distribution. Neither we nor anyone acting on our behalf offered or sold these Units by any form of general solicitation or general advertising.

The foregoing is a summary only of the Warrants and Purchase Agreements entered into with the investors and Placement Agent, copies of which are filed as exhibits to this report, the provisions of which are incorporated herein.

Item 9.01                 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Securities Purchase Agreement

4.2	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: March 24, 2010	By:	/s/ David Fann
David Fann
Chief Executive Officer